Exhibit 99.2

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Today’s Agenda Andy Calamare Welcome and Introduction Ed Hjerpe State of the Bank P.J. O’Rourke and Carl Bernstein The First 100 Days 2

Board of Directors 3

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Cautionary Statements Regarding Forward-Looking Statements, Data, and Adjusted Information Forward-looking statements: This presentation, including the preliminary and unaudited first quarter 2017 highlights herein, uses forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are based on our expectations as of the date hereof. The words “preliminary,” “will,” “may,” “expect,” “anticipate,” “outlook,” “appear,” “project,” and similar statements and their plural, negative, past, and progressive forms as well as statements about expected developments for housing GSE reform, economic changes, housing sector projections, advances balances, and investment risk are used in this presentation to identify some, but not all, of such forward-looking statements. We caution that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to, the application of accounting standards relating to, among other things, the amortization of discounts and premiums on financial assets, financial liabilities, and certain fair-value gains and losses; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments, including investment securities and derivatives; and other-than-temporary impairment of investment securities, in addition to instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in interest rates, and prepayment spreads on mortgage assets. We caution that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular objective, projection, estimate or prediction is realized and you are cautioned not to place undue reliance on such statements. We do not undertake to update any forward-looking statement herein or that may be made from time to time on our behalf. Data: Some data set forth herein is unaudited. Data identified herein with a third-party source is provided to you without any independent verification by the Bank, and the Bank expressly disclaims any responsibility for, its accuracy, completeness or whether any additional information is necessary to make such data not materially misleading. Accordingly, you are cautioned against placing any undue reliance on such data. Non-GAAP financial information: This presentation uses non-GAAP financial information. Specifically, the Bank adjusts GAAP net income for the impact of Affordable Housing Program (AHP) and other-than-temporary impairment (OTTI) charges. Management believes this information may be informative to investors in gauging the Bank’s financial performance, identifying trends, and providing meaningful period-to-period comparisons. Annual Report: You are encouraged to read our Annual Report on Form 10-K to better understand the information in this presentation. A link to that report is available on the Security and Exchange Commission’s web site, www.sec.gov. 5

Your Strategic Financial Partner Mission, Leadership Team and Corporate Values 2016 and Q1 2017 Financial Results Business Solutions You Depend On Jobs for New England Helping to House New England Investing in Our Future 6

Mission, Leadership Team and Corporate Values

Our Mission Our mission is to provide highly reliable wholesale funding, liquidity, and a competitive return on investment to member financial institutions in New England.

Leadership Team 9

Corporate Values 10 The full video can be viewed by visiting: http://www.fhlbboston.com/downloads/aboutus/values.mp4

2016 and Q1 2017 Financial Results

First Quarter 2017 Financial Highlights All first quarter results are preliminary and unaudited. 12

First Quarter 2017 Financial Highlights All first quarter results are preliminary and unaudited. 13

Year-End and Q1 2017 Assets (in billions) 14

Year-End and Q1 2017 Investments (in billions) 15

Year and Q1 2017 PLMBS Credit Losses (in millions) 16

Year-End and Q1 2017 Capital (in millions) 17

Year-End and Q1 2017 Regulatory Capital Ratio The regulatory capital ratio is capital stock (including mandatorily redeemable capital stock) plus total retained earnings as a percentage of total assets. 18

Year-End and Q1 2017 Market Value of Equity/Par Value of Stock 19 Market Value of Equity equals the difference between the estimated market value of assets and the estimated market value of liabilities.

Year and Q1 2017 Net Income (in millions) 20

Year and Q1 2017 Net Income Minus Settlements and Prepayment Fees (in millions) 21

Year and Q1 2017 Return on Average Assets and Average Equity 22

Year-End and Q1-Q2 2017 Dividend and Spread to Three-Month LIBOR 23

Business Solutions You Depend On

Q1 2017 Membership by Member Type 25

Welcome New Members 26

Year-End and Q1 2017 Advances (in billions) 27

Year-End and Q1 2017 Mortgage Partnership Finance (in billions) 28

Housing and Community Investment 29

Jobs For New England

Jobs for New England Initiatives in 2016 31

Jobs for New England Initiatives in 2016 32

Jobs for New England Success Stories 33

Jobs for New England Success Stories 34

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Helping To House New England

Helping to House New England Initiatives in 2016 37

Helping to House New England Initiatives in 2016 38

Investing in Our Future

Bank 2020 – Systems Transformation $30+ million investment over several years to better serve our members and to operate more efficiently Internal Infrastructure Office 365 Workday G/L and HR Systems Modeling System Upgrades Online Banking Replacing Direct+ in 2017 Launching in stages beginning in Q3 40

Recent Enhancements to Product Offerings Expansion of Eligible Collateral Loan participations and certain municipal securities now accepted as collateral MPF Program Reduction in Credit Enhancement Obligation Member’s credit enhancement obligation now lowered from AA to A- Capital Stock Changes (Pending in Q2) Reduction in activity-based stock-investment requirement from 4.5% to 4.0% for advances with terms to maturity of more than three months Daily repurchases of excess capital stock to replace periodic repurchases 41

Your Strategic Financial Partner We are your reliable business partner, providing the liquidity, funding and solutions you need to succeed. We strive for excellence and continue to develop new business solutions that increase the value of your membership. We respect the diverse members that comprise our cooperative and remain committed to demonstrating the utmost integrity in everything we do on your behalf. Thank you for your business and support! 42

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